Exhibit 77Q1(e)

AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT
March 23, 2001 as Amended and
Restated May 3, 2004,
February 14, 2005 and December 1, 2006
CREDIT SUISSE CAPITAL FUNDS
CREDIT SUISSE OPPORTUNITY FUNDS
CREDIT SUISSE HIGH YIELD BOND FUND
Credit Suisse Asset Management, LLC
466 Lexington Avenue

New York, New York 10017-3140
Dear Sirs:
Each of the Credit Suisse Capital Funds, a Massachusetts business trust, the Credit Suisse Opportunity Funds, a Delaware business trust, (collectively, the "Series Funds"), for and on behalf of each of their respective series listed on Annex I hereto, which may be amended from time to time, (each, a "Series" and, collectively, the "Series"), and the Credit Suisse High Yield Bond Fund (the "High Yield Bond Fund"), a Delaware business trust (each, a "Fund", and collectively, the "Funds"), herewith confirms its agreement with Credit Suisse Asset Management, LLC (the "Adviser") as follows:
1.	Investment Description; Appointment
Each of the Series Funds, on behalf of their respective Series, and the High Yield Bond Fund desires to employ the capital of such Series or Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as may be amended from time to time, and in the Funds' Prospectus(es) and Statement(s) of Additional Information, if any, as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of each Series or Fund. Copies of the Funds' Prospectuses and SAIs have been or will be submitted to the Adviser. The Funds desire to employ and hereby appoint the Adviser to act as investment adviser to each of the Series or Funds.  The Adviser accepts the
appointment and agrees to furnish the services for the compensation set forth below.
2.	Services as Investment Adviser
Subject to the supervision and direction of the Board of
Trustees of each Series and Fund, the Adviser will (a) act
in strict conformity with the Funds' Agreements and
Declarations of Trust, the Investment Company Act of 1940
(the "1940 Act") and the Investment Advisers Act of 1940,
as the same may from time to time be amended, (b) manage
such Series' or Fund's assets in accordance with such Series'
or Fund's investment objective and policies as stated in
the Funds' Prospectuses and SAIs, (c) make investment
decisions for such Series or Fund, (d) place purchase and
sale orders for securities on behalf of such Series or Fund,
(e) exercise voting rights in respect of portfolio
securities and other investments for such Series or Fund,
and (f) monitor and evaluate the services provided by
such Series' or Fund's investment sub-adviser(s), if any,
under the terms of the applicable investment sub-advisory agreement(s). In providing those services, the Adviser will provide investment research and supervision of such
Series' or Fund's investments and conduct a continual
program of investment, evaluation and, if appropriate,
sale and reinvestment of such Series' or Fund's assets.
 In addition, the Adviser will furnish each  Series
and Fund with whatever statistical information such
Series or Fund may reasonably request with respect to
the securities that such Series or Fund may hold or
contemplate purchasing.
Subject to the approval of the Board of Trustees of
each of the Series Funds and where required, such
Series Fund's shareholders, the Adviser may engage an
investment sub-adviser or sub-advisers to provide
advisory services in respect of such Series and may
delegate to such investment sub-adviser(s) the
responsibilities described in subparagraphs (b),
(c), (d) and (e) above.  In the event that an
investment sub-adviser's engagement has been
terminated, the Adviser shall be responsible for
furnishing such Series with the services required
to be performed by such investment sub-adviser(s)
under the applicable investment sub-advisory agreements
or arranging for a successor investment sub-adviser(s)
to provide such services on terms and conditions
acceptable to such Series and the Series' Board
of Trustees and subject to the requirements of
the 1940 Act.
3.	Brokerage
In executing transactions for each Series and Fund,
selecting brokers or dealers and negotiating any
brokerage commission rates, the Adviser will use
its best efforts to seek the best overall terms
available.  In assessing the best overall terms
available for any portfolio transaction, the Adviser
will consider all factors it deems relevant including,
but not limited to, breadth of the market in the
security, the price of the security, the financial
condition and execution capability of the broker
or dealer and the reasonableness of any commission
for the specific transaction and for transactions
executed through the broker or dealer in the aggregate.
In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and
research services (as those terms are defined in Section
28(e) of the Securities Exchange Act of 1934, as the
same may from time to time be amended) provided to
each Series and Fund and/or other accounts over
which the Adviser or an affiliate exercises investment
discretion.
4.	Information Provided to the Fund
The Adviser will keep each Series and Fund informed
of developments materially affecting such Series or
Fund, and will, on its own initiative, furnish such
Series or Fund from time to time with whatever
information the Adviser believes is appropriate for
this purpose.
5.	Standard of Care
The Adviser shall exercise its best judgment in
rendering the services listed in paragraphs 2, 3
and 4 above.  The Adviser shall not be liable for any
error of judgment or mistake of law or for any loss
suffered by any Series or Fund in connection with the
matters to which this Agreement relates, provided
that nothing herein shall be deemed to protect or
purport to protect the Adviser against any liability
to each Fund and Series or to shareholders of such
Series or Fund to which the Adviser would otherwise
be subject by reason of willful misfeasance, bad faith
or gross negligence on its part in the performance of
its duties or by reason of the Adviser's reckless
disregard of its obligations and duties under this
Agreement.
6.	Compensation
In consideration of the services rendered pursuant
to this Agreement, each Series and Fund will pay the
Adviser the annual fee applicable to such Series or
Fund calculated at an annual rate set forth on Annex
I hereto of such Series' or Fund's average daily net
assets.
The fee for the period from the date of this Agreement
to the end of the year shall be prorated according
to the proportion that such period bears to the full
yearly period.  Upon any termination of this Agreement
before the end of a year, the fee for such part of that
year shall be prorated according to the proportion that
such period bears to the full yearly period and shall
be payable upon the date of termination of this
Agreement.  For the purpose of determining fees
payable to the Adviser, the value of each Series'
and Fund's net assets shall be computed at the times
and in the manner specified in such Series' or Fund's
Prospectus or SAI.
With respect to the Credit Suisse Capital Funds, such
fee shall be accrued daily and be payable in arrears
on the last day of each calendar month for services
performed hereunder during such month.  With respect
to the Credit Suisse Opportunity Funds, such fee shall
be calculated and payable monthly. The fee for the
Credit Suisse High Yield Bond Fund shall be computed
and payable monthly, at the annual rate set forth for
the DLJ High Yield Bond Fund on Annex I hereto, of the
average weekly value of such Fund's total assets minus
the sum of accrued liabilities (other than aggregate
indebtedness constituting leverage).
7.	Expenses
The Adviser will bear all expenses in connection with
the performance of its services under this Agreement,
including the fees payable to any investment sub-adviser
engaged pursuant to paragraph 2 of this Agreement.
Each Series and Fund will bear its proportionate share
of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions,
if any; fees of Trustees of such Series or Fund who are
not officers, directors, or employees of the Adviser, any sub-adviser or any of their affiliates; fees of any pricing service employed to value shares of the Series
or Fund; Securities and Exchange Commission fees and
state blue sky qualification fees; charges of custodians
and transfer and dividend disbursing agents; such Series'
or Fund's proportionate share of insurance premiums;
outside auditing and legal expenses; costs of maintenance
of such Series' or Fund's existence; costs attributable
to investor services, including, without limitation,
telephone and personnel expenses; costs of preparing
and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders'
reports and meetings of the shareholders of such Series
or Fund and of the officers or Board of Trustees of
such Series or Fund; and any extraordinary expenses.
Each Series and Fund will be responsible for
nonrecurring expenses which may arise, including costs
of litigation to which such Series or Fund is a party
and of indemnifying officers and Trustees of such
Series or Fund with respect to such litigation and
other expenses as determined by the Trustees.
8.	Services to Other Companies or Accounts
Each Fund and Series understands that the Adviser now
acts, will continue to act and may act in the future
as investment adviser to fiduciary and other managed
accounts and to one or more other investment companies
or series of investment companies, and such Series or
Fund has no objection to the Adviser so acting, provided
that whenever such Series or Fund and one or more other
accounts or investment companies or portfolios advised
by the Adviser have available funds for investment,
investments suitable and appropriate for each will
be allocated in accordance with a formula believed
to be equitable to each entity.  Each Series and Fund
recognizes that in some cases this procedure may
adversely affect the size of the position obtainable
for such Series or Fund.  In addition, each Series
and Fund understands that the persons employed by
the Adviser to assist in the performance of the Adviser's
duties hereunder will not devote their full time to
such service and nothing contained herein shall be
deemed to limit or restrict the right of the Adviser
or any affiliate of the Adviser to engage in and
devote time and attention to other businesses or to
render services of whatever kind or nature, provided
that doing so does not adversely affect the ability
of the Adviser to perform its services under this
Agreement.
9.	Term of Agreement
This Agreement shall continue for an initial
two-year period commencing on the date first written
above, and thereafter shall continue automatically
for successive annual periods, provided such continuance
is specifically approved at least annually by (a) (i)
in the case of a Series, the Board of Trustees of the
Fund of which such Series is a part or (ii) in the case
of the High Yield Bond Fund, the Board of Trustees of
the Fund or (b) a vote of a "majority" (as defined in
the 1940 Act) of each Series' and Fund's outstanding
voting securities, provided that in either event the
continuance is also approved by a majority of the
Board of Trustees of the applicable Fund, who are not
"interested persons" (as defined in said Act) of any
party to this Agreement, by vote cast in person at
a meeting called for the purpose of voting on such
approval.  This Agreement is terminable with respect
to a Series or Fund, without penalty, on 60 days'
written notice, by the Board of Trustees of such
Series and Fund or by vote of holders of a majority
of such Series' or Fund's shares, or upon 90 days'
written notice, by the Adviser.  This Agreement
will also terminate automatically in the event of
its assignment (as defined in said Act).
10.	Representation by the Fund
The Funds represent that copies of their Agreements
and Declarations of Trust, together with all
amendments thereto, are on file in such state where
such Fund is registered.
11.	Use of Names
The Funds recognize that directors, officers and
employees of the Adviser may from time to time
serve as directors, trustees, officers and employees
of corporations and business trusts (including other
investment companies) and that such other
corporations and trusts may include the name "CS"
or "Credit Suisse" as part of their names, and
that the Adviser or its affiliates may enter
into advisory or other agreements with such other
corporations and trusts.  If the Adviser ceases to
act as the investment adviser of a Series or Fund,
such Series or Fund agrees that, at the Adviser's
request, such Series' or Fund's license to use the
words "CS" or "Credit Suisse" will terminate and
that such Series or Fund will take all necessary
action to change the name of such Series or Fund
to names not including the words "CS" or
"Credit Suisse".
12.	Miscellaneous
Notice is hereby given that this Agreement is entered into on behalf of a Fund by an officer of such Fund in his capacity as an officer and not individually. It is understood and expressly stipulated that none of the Trustees or shareholders of any Fund shall be personally liable hereunder.
Neither the Trustees, officers, agents nor shareholders of any Fund assume any personal liability for obligations entered into on behalf of a Fund. All persons dealing with a Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.
Very truly yours,
				CREDIT SUISSE CAPITAL FUNDS
				CREDIT SUISSE OPPORTUNITY FUNDS
				CREDIT SUISSE HIGH YIELD BOND FUND

By: /s/J. Kevin Gao
Name: J. Kevin Gao
Title:   Vice President and Secretary

Accepted:
CREDIT SUISSE ASSET MANAGEMENT, LLC

By: /s/Steven B. Plump
Name:	Steven B. Plump
Title:   Managing Director


ANNEX I
TO INVESTMENT ADVISORY AGREEMENT
Series or Fund	Annual Fee Rate
(as a percentage of average daily net assets of such Series or Fund, as applicable)

Credit Suisse Large Cap Value Fund (a series of the
Credit Suisse Capital Funds) 0.50% of the Fund's average daily net assets Credit Suisse Small Cap Core Fund (a series of the Credit Suisse Capital Funds) (formerly Small Cap Value Fund) the lower of (A) 0.70% of the Fund's average daily net assets or (B) 0.875% of the Fund's average daily net assets for the first $100 million, 0.75% of the Fund's average daily net assets for the next $100 million, and 0.50% of the Fund's average daily net assets above $200 million
Credit Suisse High Income Fund (a series of the Credit Suisse Opportunity Funds) 0.70 of 1% of the first $100,000,000; 0.50 of 1% over $100,000,000
Credit Suisse High Yield Bond Fund 1% of the first $250,000,000(1) and 0.75 of 1.00% over $250,000,000

1	The fee is computed at the annual rate of 1% of
the average weekly value of the fund's total assets minus the sum of accrued liabilities (other than aggregate indebtedness constituting leverage).